Exhibit 99.2

Sarepta Therapeutics Announces Common Stock Offering

CAMBRIDGE, Mass.—(BUSINESS WIRE)—Jun. 9, 2016—Sarepta Therapeutics, Inc. (Nasdaq: SRPT), a developer of innovative RNA-targeted therapeutics, today announced that Sarepta, through Credit Suisse and Robert W. Baird & Co., agreed to sell an amount of its common stock equal to approximately $37.5 million in gross proceeds in an underwritten offering, before deducting underwriting discounts and commission and other estimated offering expenses.

Credit Suisse and Robert W. Baird & Co. are acting as joint book-running managers of the offering. The underwriters may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Global Select Market, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Sarepta intends to use the net proceeds from the intended sale principally for product and commercial development, manufacturing, any business development activities and other general corporate purposes.

The shares are being offered and sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (SEC). A final prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement relating to these securities may also be obtained from the offices of Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY, 10010, or by emailing newyork.prospectus@credit-suisse.com or at the office of Robert W. Baird & Co. Attention: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, WI 53202, Telephone: 800-792-2413, Email: syndicate@rwbaird.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Sarepta, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sarepta Therapeutics

Sarepta Therapeutics is a biopharmaceutical company focused on the discovery and development of unique RNA-targeted therapeutics for the treatment of rare, infectious and other diseases. The Company is primarily focused on rapidly advancing the development of its potentially disease-modifying DMD drug candidates, including its lead DMD product candidate, eteplirsen, designed to skip exon 51. Sarepta is also developing therapeutics for the treatment of rare, infectious and other diseases.

Forward-Looking Statements and Information

This press release contains statements that are forward-looking, including the statements about the completion of the offer and sale of Sarepta’s common stock, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control. There can be no assurance that the offering will be completed on the anticipated terms, or at all. Applicable risks also include those that are included in the “Risk Factors” section of Sarepta’s Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent SEC filings, including the prospectus supplement related to the offering to be filed with the SEC. Any forward-looking statement in this press release represents Sarepta’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by applicable law.

Source: Sarepta Therapeutics, Inc.

Media and Investors:

Sarepta Therapeutics, Inc.

Media and Investors:

Ian Estepan, 617-274-4052

iestepan@sarepta.com

or

W2O Group

Brian Reid, 212-257-6725

breid@w2ogroup.com